Exhibit 99.1

For Immediate Release:
Bank of Commerce Holdings Announces Results for the Second Quarter of 2019

SACRAMENTO, California, July 19, 2019 / GLOBE NEWSWIRE—Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $1.442 billion asset bank holding company and parent company of Merchants Bank of Commerce (the “Bank”), today announced financial results for the quarter ended June 30, 2019. Net income for the quarter ended June 30, 2019 was $3.6 million or $0.20 per share – diluted, compared with net income of $3.6 million or $0.22 per share – diluted for the same period of 2018. Net income for the six months ended June 30, 2019 was $6.0 million or $0.33 per share – diluted, compared with net income of $6.9 million or $0.42 per share – diluted for the same period of 2018.

The current year includes the benefits of our January 31, 2019 acquisition of Merchants National Bank of Sacramento (“Merchants”). In May, we successfully converted all of Merchant’s computer records onto our core system. As previously announced, the Company’s subsidiary bank, which had been operating under multiple names, simultaneously changed the name for all locations to Merchants Bank of Commerce. To date, acquisition related costs have totaled $2.3 million and costs related to the name change have totaled $464 thousand. All significant costs for these two projects have now been absorbed.

Randall S. Eslick, President and CEO commented: “I am very pleased with our second quarter accomplishments which are the result of the hard work of our dedicated and talented employees. The changes made during the second quarter reflect the continued execution of our strategic plan. I am particularly excited that with the successful integration of Merchant’s data systems along with our name change, we now operate our bank under one name and one computer system. These changes will lead to greater efficiencies and reinforce a consistent message throughout our company.”

Financial highlights for the second quarter of 2019:

●

Net income of $3.6 million was an increase of $26 thousand (1%) from $3.6 million earned during the same period in the prior year. Earnings of $0.20 per share – diluted was a decrease of $0.02 (9%) from $0.22 per share – diluted earned during the same period in the prior year and reflects the impact of 1,834,142 shares of common stock issued during the first quarter of 2019 as part of our acquisition of Merchants.

●	Acquisition costs associated with our acquisition of Merchants totaled $376 thousand. Costs related to the name change of our subsidiary bank totaled $464 thousand.
●	Net interest income increased $1.9 million (17%) to $13.5 million compared to $11.6 million for the same period in the prior year.
●	Return on average assets decreased to 1.01% compared to 1.14% for the same period in the prior year.
●	Return on average equity decreased to 8.93% compared to 11.32% for the same period in the prior year.
●	Average loans totaled $1.028 billion, an increase of $106 million (11%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.353 billion, an increase of $145 million (12%) compared to average earning assets for the same period in the prior year.
●	Average deposits totaled $1.218 billion, an increase of $163 million (15%) compared to average deposits for the same period in the prior year.
o	Average non-maturing deposits totaled $1.054 billion, an increase of $170 million (19%) compared to the same period in the prior year.
o	Average certificates of deposit totaled $164.1 million, a decrease of $6.7 million (4%) compared to same period in the prior year.
●	The Company’s efficiency ratio was 65.9% compared to 61.2% during the same period in the prior year.
o

The Company’s efficiency ratio of 65.9% for the second quarter of 2019 includes $376 thousand in acquisition costs and $464 thousand in name change costs. The efficiency ratio excluding these non-recurring costs was 60.1%.

●

Nonperforming assets at June 30, 2019 totaled $13.5 million or 0.94% of total assets, an increase of $9.1 million since June 30, 2018. The increase in nonperforming assets results from one $10.3 million commercial real estate loan.

●	Book value per common share was $9.22 at June 30, 2019 compared to $7.97 at June 30, 2018.
●	Tangible book value per common share was $8.29 at June 30, 2019 compared to $7.85 at June 30, 2018.

Financial highlights for the six months ended June 30, 2019:

●	Net income of $6.0 million ($0.33 per share – diluted) was a decrease of $909 thousand (13%) from $6.9 million ($0.42 per share – diluted) earned during the same period in the prior year.
●	Acquisition costs associated with our acquisition of Merchants totaled $2.3 million. Costs related to the name change of our subsidiary bank totaled $464 thousand.
●	Net interest income increased $3.6 million (16%) to $26.5 million compared to $22.9 million for the same period in the prior year.

●	Return on average assets decreased to 0.83% compared to 1.10% for the same period in the prior year.
●	Return on average equity decreased to 7.59% compared to 10.84% for the same period in the prior year.
●	Average loans totaled $1.011 billion, an increase of $107 million (12%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.345 billion, an increase of $150 million (13%) compared the same period in the prior year.
●	Average deposits totaled $1.221 billion, an increase of $158 million (15%) compared the same period in the prior year.
o	Average non-maturing deposits totaled $1.055 billion, an increase of $169 million (19%) compared to the same period in the prior year.
o	Average certificates of deposit totaled $165.8 million, a decrease of $10.6 million (6%) compared to the same period in the prior year.
●	The Company’s efficiency ratio was 71.7% compared to 63.1% for the same period in the prior year.
o

The Company’s efficiency ratio of 71.7% for the first six months of 2019 includes $2.3 million in acquisition costs and $464 thousand in name change costs. The efficiency ratio excluding these non-recurring costs was 62.0%.

●

Nonperforming assets at June 30, 2019 totaled $13.5 million or 0.94% of total assets, an increase of $9.3 million since December 31, 2018. The increase in nonperforming assets results from one $10.3 million commercial real estate loan.

●	Book value per common share was $9.22 at June 30, 2019 compared to $8.47 at December 31, 2018.
●	Tangible book value per common share was $8.29 at June 30, 2019 compared to $8.36 at December 31, 2018.

Forward-Looking Statements

Bank of Commerce Holdings wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. This news release includes statements by the Company, which describe management’s expectations and developments, which may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in the Company's public filings, factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) local, national and international economic conditions are less favorable than expected or have a more direct and pronounced effect on the Company than expected and adversely affect the Company's ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new banks and/or branches are lower than expected; (4) our concentration in lending tied to real estate exposes us to the adverse effects of material increases in interest rates, declines in the general economy, tightening credit markets or declines in real estate values; (5) competitive pressure among financial institutions increases significantly; (6) legislation or regulatory requirements or changes adversely affect the businesses in which the Company is engaged; and (7) technological changes could expose us to new risks.

TABLE 1
SELECTED FINANCIAL INFORMATION - UNAUDITED
(amounts in thousands except per share data)

	For The Three Months Ended			For The Six Months Ended
Net income, average assets and	June 30,		March 31,	June 30,
average shareholders' equity	2019	2018	2019	2019	2018
Net income	$3,644	$3,618	$2,306	$5,950	$6,859
Average total assets	$1,450,725	$1,276,697	$1,425,860	$1,438,361	$1,262,710
Average total earning assets	$1,353,200	$1,208,281	$1,337,006	$1,345,177	$1,195,154
Average shareholders' equity	$163,598	$128,181	$152,705	$158,182	$127,628

Selected performance ratios
Return on average assets	1.01%	1.14%	0.66%	0.83%	1.10%
Return on average equity	8.93%	11.32%	6.12%	7.59%	10.84%
Efficiency ratio	65.9%	61.2%	77.7%	71.7%	63.1%

Share and per share amounts
Weighted average shares - basic (1)	18,134	16,245	17,489	17,816	16,237
Weighted average shares - diluted (1)	18,194	16,325	17,552	17,878	16,319
Earnings per share - basic	$0.20	$0.22	$0.13	$0.33	$0.42
Earnings per share - diluted	$0.20	$0.22	$0.13	$0.33	$0.42

	At June 30,		At March 31,
Share and per share amounts	2019	2018	2019
Common shares outstanding (2)	18,214	16,318	18,213
Book value per common share (2)	$9.22	$7.97	$8.90
Tangible book value per common share (2)(3)	$8.29	$7.85	$7.96

Capital ratios (4)
Bank of Commerce Holdings
Common equity tier 1 capital ratio	12.56%	12.15%	12.40%
Tier 1 capital ratio	13.41%	13.07%	13.25%
Total capital ratio	15.35%	15.20%	15.19%
Tier 1 leverage ratio	11.08%	11.07%	11.05%
Tangible common equity ratio (5)	10.59%	10.02%	9.97%

Merchants Bank of Commerce
Common equity tier 1 capital ratio	14.06%	12.51%	13.98%
Tier 1 capital ratio	14.06%	12.51%	13.98%
Total capital ratio	15.16%	13.72%	15.08%
Tier 1 leverage ratio	11.61%	10.60%	11.66%

(1) Excludes unvested restricted shares issued in accordance with the Company's equity incentive plan, as they are non participative in dividends or voting rights.
(2) Includes unvested restricted shares issued in accordance with the Company's equity incentive plan.

(3) Book value per share is computed by dividing total shareholders’ equity by shares outstanding. Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

(4) The Company and the Bank continue to meet all capital adequacy requirements to which they are subject.

(5) Management believes the tangible common equity ratio is a useful measure of capital adequacy because it provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability of the Company to absorb potential losses. The tangible common equity ratio is calculated as total shareholders' equity less goodwill and core deposit intangible, net divided by total assets less goodwill and core deposit intangible, net.

BALANCE SHEET OVERVIEW

As of June 30, 2019, the Company had total consolidated assets of $1.442 billion, gross loans of $1.037 billion, allowance for loan and lease losses (“ALLL”) of $12 million, total deposits of $1.236 billion, and shareholders’ equity of $168 million.

TABLE 2
LOAN BALANCES BY TYPE - UNAUDITED
(amounts in thousands)

	At June 30,						At March 31,
		% of		% of	Change			% of
	2019	Total	2018	Total	Amount	%	2019	Total
Commercial	$152,303	15%	$139,670	15%	$12,633	9%	$149,575	14%
Real estate - construction and land development	37,685	4	21,292	2	16,393	77%	30,335	3
Real estate - commercial non-owner occupied	468,706	45	427,088	46	41,618	10%	469,048	46
Real estate - commercial owner occupied	210,711	21	199,412	21	11,299	6%	209,099	20
Real estate - residential - ITIN	35,162	3	39,424	4	(4,262)	(11%)	36,145	3
Real estate - residential - 1-4 family mortgage	67,092	6	33,391	4	33,701	101%	68,092	7
Real estate - residential - equity lines	23,656	2	28,879	3	(5,223)	(18%)	26,162	3
Consumer and other	41,409	4	47,660	5	(6,251)	(13%)	46,150	4
Gross loans	1,036,724	100%	936,816	100%	99,908	11%	1,034,606	100%
Deferred fees and costs	2,005		1,763		242		1,992
Loans, net of deferred fees and costs	1,038,729		938,579		100,150		1,036,598
Allowance for loan and lease losses	(12,445)		(12,388)		(57)		(12,242)
Net loans	$1,026,284		$926,191		$100,093		$1,024,356

Average loans	$1,028,187		$922,687		$105,500	11%	$993,261
Average yield on loans during the quarter	5.01%		4.85%		0.16		4.91%
Average yield on loans during the year	4.96%		4.89%		0.07		4.91%

The Company recorded gross loan balances of $1.037 billion at June 30, 2019, compared with $937 million and $1.035 billion at June 30, 2018 and March 31, 2019, respectively, an increase of $100 million and $2 million, respectively. During the first quarter of 2019, Merchants Holding Company acquisition provided an additional $85.3 million of loans. At June 30, 2019, gross loans from the acquisition totaled $83.4 million.

The average yield on loans during the quarter was 5.01% compared to 4.85% and 4.91% for the quarters ended June 30, 2018 and March 31, 2019, respectively. During the first quarter of 2019, a $10.3 million commercial real estate loan was placed on nonaccrual status. The uncollected interest on the loan was reversed which reduced our average yield on loans by 5 basis points. During the second quarter of 2019, we received a loan prepayment penalty that increased the average yield by 5 basis points.

Gross loan balances in the table above include a fair value discount for loans acquired from Merchants during the first quarter of 2019 of $2.0 million and $2.2 million at June 30, 2019 and March 31, 2019, respectively. We recorded $48 thousand and $195 thousand in accretion of the discount for these loans during the first and second quarters of 2019, respectively.

TABLE 3
CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED
(amounts in thousands)

	At June 30,						At March 31,
		% of		% of	Change			% of
	2019	Total	2018	Total	Amount	%	2019	Total
Cash and due from banks	$21,306	7%	$23,996	8%	$(2,690)	(11%)	$32,104	9%
Interest-bearing deposits in other banks	19,319	6	15,690	5	3,629	23%	30,425	9
Total cash and cash equivalents	40,625	13	39,686	13	939	2%	62,529	18

Investment securities:
U.S. government and agencies	44,837	14	38,994	14	5,843	15%	46,451	13
Obligations of state and political subdivisions	45,003	14	58,479	20	(13,476)	(23%)	48,935	14
Residential mortgage backed securities and collateralized mortgage obligations	168,085	50	121,218	43	46,867	39%	171,814	47
Corporate securities	2,978	1	3,987	1	(1,009)	(25%)	2,958	1
Commercial mortgage backed securities	24,868	8	24,742	9	126	1%	23,864	7
Other asset backed securities	48	—	219	0	(171)	(78%)	95	—
Total investment securities - AFS	285,819	87	247,639	87	38,180	15%	294,117	82

Total cash, cash equivalents and investment securities	$326,444	100%	$287,325	100%	$39,119	14%	$356,646	100%
Average yield on interest-bearing due from banks and investment securities during the quarter - nominal	2.81%		2.56%		0.25		2.83%
Average yield on interest-bearing due from banks and investment securities during the quarter - tax equivalent	2.92%		2.72%		0.20		2.95%

As of June 30, 2019, we maintained noninterest-bearing cash positions of $21.3 million and interest-bearing deposits of $19.3 million at the Federal Reserve Bank and correspondent banks.

Investment securities totaled $285.8 million at June 30, 2019, compared with $247.6 million and $294.1 million at June 30, 2018 and March 31, 2019, respectively. During the first quarter of 2019, the Merchants acquisition included securities with a par value of $107.4 million. Management elected to sell securities with a par value of $67.8 million and $18.5 million during the first and second quarters of 2019, respectively. The sales resulted in net realized gains of $92 thousand and $33 thousand for the first and second quarters of 2019, respectively.

Average securities balances and weighted average tax equivalent yields for the quarters ended June 30, 2019 and 2018 were $289.4 million and 2.98% compared to $256.6 million and 2.82%, respectively.

At June 30, 2019, our net unrealized gains on available-for-sale investment securities were $3.4 million compared with net unrealized losses of $4.9 million and $701 thousand at June 30, 2018 and March 31, 2019, respectively. The changes in net unrealized losses on the investment securities portfolio were due to changes in market interest rates.

TABLE 4
DEPOSITS BY TYPE - UNAUDITED
(amounts in thousands)

	At June 30,						At March 31,
		% of		% of	Change			% of
	2019	Total	2018	Total	Amount	%	2019	Total
Demand - noninterest-bearing	$397,349	32%	$316,347	30%	$81,002	26%	$385,696	31%
Demand - interest-bearing	238,175	19	217,674	21	20,501	9%	241,292	19
Money market	300,847	24	247,413	23	53,434	22%	311,853	25
Total demand	936,371	75	781,434	74	154,937	20%	938,841	75

Savings	138,591	11	106,170	10	32,421	31%	139,237	11
Total non-maturing deposits	1,074,962	86	887,604	84	187,358	21%	1,078,078	86

Certificates of deposit	160,556	14	166,925	16	(6,369)	(4%)	170,216	14
Total deposits	$1,235,518	100%	$1,054,529	100%	$180,989	17%	$1,248,294	100%

Total deposits at June 30, 2019, increased $181 million or 17% to $1.236 billion compared to June 30, 2018 and decreased $13 million or 4% annualized compared to March 31, 2019. Total non-maturing deposits increased $187.4 million or 21% compared to the same date a year ago and decreased $3.2 million or less than 1% annualized compared to March 31, 2019. Certificates of deposit decreased $6.4 million or 4% compared to the same date a year ago and decreased $9.7 million or 23% annualized compared to March 31, 2019.

During the first quarter of 2019, Merchants Holding Company acquisition provided an additional $190.2 million of deposits. The decrease in the acquired deposits of $16.5 million at June 30, 2019 is not attributable to the loss of any significant relationships. As illustrated in the following table, legacy deposits have experienced their seasonal decline, while wholesale time deposits have matured and were not renewed.

TABLE 5
YEAR TO DATE CHANGES IN DEPOSITS
(amounts in thousands)

	Legacy Deposits	Acquired Merchants Deposits	Change In Acquired Deposits For The Five Months Ended	Change In Legacy Deposits For The Six Months Ended	Deposits At
	At December 31,	At January 31,	June 30,	June 30,	At June 30,
	2018	2019	2019	2019	2019
Demand - noninterest-bearing	$347,199	$51,880	$(2,777)	$1,047	$397,349
Demand - interest-bearing	252,202	28,231	(5,695)	(36,563)	238,175
Money market	265,093	43,316	(1,805)	(5,757)	300,847
Total demand	864,494	123,427	(10,277)	(41,273)	936,371

Savings	114,840	28,786	(1,998)	(3,037)	138,591
Total non-maturing deposits	979,334	152,213	(12,275)	(44,310)	1,074,962

Certificates of deposit	152,382	38,003	(4,174)	(25,655)	160,556
Total deposits	$1,131,716	$190,216	$(16,449)	$(69,965)	$1,235,518

TABLE 6
WHOLESALE AND RECIPROCAL DEPOSITS - UNAUDITED
(amounts in thousands)

	At June 30,		At March 31,
	2019	2018	2019
CDARS / ICS reciprocal deposits	$60,492	$60,538	$65,192
Online listing service wholesale time deposits	248	25,491	1,683
Total wholesale and reciprocal deposits	$60,740	$86,029	$66,875

For calendar quarters prior to April 1, 2018, CDARS/ ICS reciprocal deposits were considered to be brokered deposits by regulatory authorities and were reported as such on quarterly Call Reports. With passage of The Economic Growth, Regulatory Relief and Consumer Protection Act in May 2018, this is no longer so.

AVERAGE COST OF FUNDS

The following table presents the average cost of interest-bearing deposits, all deposits and all interest-bearing liabilities for the periods indicated.

TABLE 7
AVERAGE COST OF FUNDS - UNAUDITED
For The Three Months Ended

	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2018	2018	2018	2018	2017	2017
Interest-bearing deposits	0.54%	0.49%	0.45%	0.42%	0.41%	0.41%	0.42%	0.43%
Interest-bearing deposits and noninterest-bearing demand	0.37%	0.34%	0.31%	0.29%	0.29%	0.29%	0.30%	0.31%
All interest-bearing liabilities	0.74%	0.67%	0.61%	0.64%	0.68%	0.60%	0.59%	0.60%
All interest-bearing liabilities and noninterest-bearing demand	0.52%	0.46%	0.42%	0.45%	0.50%	0.43%	0.42%	0.43%

INCOME STATEMENT OVERVIEW

TABLE 8
SUMMARY INCOME STATEMENT - UNAUDITED
(amounts in thousands, except per share data)

	For The Three Months Ended
	June 30,		Change		March 31,	Change
	2019	2018	Amount	%	2019	Amount	%
Interest income	$15,127	$12,990	$2,137	16%	$14,427	$700	5%
Interest expense	1,632	1,410	222	16%	1,423	209	15%
Net interest income	13,495	11,580	1,915	17%	13,004	491	4%
Provision for loan and lease losses	—	—	—	—%	—	—	—%
Noninterest income	1,100	962	138	14%	1,057	43	4%
Noninterest expense	9,611	7,671	1,940	25%	10,923	(1,312)	(12%)
Income before provision for income taxes	4,984	4,871	113	2%	3,138	1,846	59%
Provision for income taxes	1,340	1,253	87	7%	832	508	61%
Net income	$3,644	$3,618	$26	1%	$2,306	$1,338	58%

Basic earnings per share	$0.20	$0.22	$(0.02)	(9%)	$0.13	$0.07	54%
Average basic shares	18,134	16,245	1,889	12%	17,489	645	4%
Diluted earnings per share	$0.20	$0.22	$(0.02)	(9%)	$0.13	$0.07	54%
Average diluted shares	18,194	16,325	1,869	11%	17,552	642	4%
Dividends declared per common share	$0.05	$0.04	$0.01	25%	$0.04	$0.01	25%

Second Quarter of 2019 Compared With Second Quarter of 2018

Net income for the second quarter of 2019 increased $26 thousand compared to the second quarter of 2018. In the current quarter, net interest income was $1.9 million higher and noninterest income was $138 thousand higher. These positive changes were offset by noninterest expenses that were $1.9 million higher and the provision for income taxes was $87 thousand higher.

Net Interest Income

Net interest income increased $1.9 million compared to the same period a year ago.

Interest income for the second quarter of 2019 increased $2.1 million or 16% to $15.1 million.

●	Interest and fees on loans increased $1.7 million due to a $105.5 million increase in average loan balances and a 16 basis point increase in the average yield on the loan portfolio.
●	Interest on securities increased $370 thousand due to a $32.9 million increase in average securities balances and a 21 basis point increase in average yield on the securities portfolio.
●	Interest on interest-bearing deposits due from banks increased $84 thousand due to a $6.6 million increase in average interest-bearing deposit balances, and a 60 basis point increase in average yield.

Interest expense for the second quarter of 2019 increased $222 thousand or 16% to $1.6 million.

●

Interest expense on interest bearing deposits increased $362 thousand. Average interest-bearing demand and savings deposit balances increased $99.7 million, while average certificate of deposit balances decreased $6.7 million. The average rate paid on interest-bearing deposits increased 13 basis points.

●

Interest expense on borrowings from the Federal Home Loan Bank of San Francisco decreased $75 thousand. Average Federal Home Loan Bank of San Francisco borrowings outstanding in the current quarter were $30.0 million compared to $55.3 million in the same quarter a year ago.

●	Interest expense on other term debt and junior subordinated debentures decreased $65 thousand. During the current quarter, we completed the early repayment of our variable rate senior debt.

Provision for loan and lease losses

As illustrated in Table 10, the nonaccrual status of a $10.3 million commercial real estate loan has resulted in a deterioration in our asset quality metrics. However, net loan loss recoveries totaled $203 thousand for the current quarter and no provision for loan and lease losses was necessary. There was no provision for loan and lease losses in the second quarter of 2018.

Noninterest Income

Noninterest income for the three months ended June 30, 2019 increased $138 thousand compared to the second quarter for 2018. Gains on sale of investment securities increased $29 thousand and dividends on Federal Home Loan Bank of San Francisco stock increased $29 thousand.

Noninterest Expense

Noninterest expense for the three months ended June 30, 2019 increased $1.9 million compared to the same period a year previous, which included:

●	$464 thousand in costs related to the name change.
●	$376 thousand in acquisition costs.
●	$739 thousand increase in operating expenses from the Merchants acquisition.

The Company’s efficiency ratio was 65.9% for the second quarter of 2019 (60.1% (non-GAAP) exclusive of non-recurring acquisition and name change costs). The ratio during the same period in 2018 was 61.2%. Management believes the efficiency ratio exclusive of non-recurring acquisition and name change cost is a useful measure because it provides more meaningful period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the Company’s performance.

Income Tax Provision

For the three months ended June 30, 2019, our income tax provision of $1.3 million on pre-tax income of $5.0 million was an effective tax rate of 26.9%. The tax provision for the second quarter of the prior year was $1.3 million on pre-tax income of $4.9 million for an effective tax rate of 25.7%. The current quarter includes $28 thousand, of acquisition costs which are not tax deductible.

Second Quarter of 2019 Compared With First Quarter of 2019

Net income for the second quarter of 2019 increased $1.3 million compared to the first quarter of 2019. In the current quarter, net interest income was $491 thousand higher, noninterest income was $43 thousand higher and noninterest expense was $1.3 million lower. These positive changes were offset by the provision for income taxes that was $508 thousand higher.

Net Interest Income

Net interest income increased $491 thousand over the prior quarter. The second quarter includes three months of income and expense associated with the January 31, 2019 acquisition of Merchants. The first quarter includes two months.

Interest income for the three months ended June 30, 2019 increased $700 thousand or 5% to $15.1 million.

●	Interest and fees on loans increased $816 thousand due to a $34.9 million increase in average loan balances and a ten basis point increase in the average yield on the loan portfolio.
●

Interest on investment securities decreased $90 thousand due to a $14.1 million decrease in average securities balances partially offset by a 27 basis point increase in average yield on the investment portfolio.

●	Interest on interest-bearing deposits due from banks decreased $26 thousand due to a $4.6 million decrease in average balances.

Interest expense for the three months ended June 30, 2019 increased $209 thousand or 15% to $1.6 million.

●

Interest expense on deposits increased $113 thousand as average interest-bearing demand and savings deposits increased $6.6 million, average certificates of deposit decreased $3.4 million and the average rate paid on these deposits increased by five basis points.

●

Interest expense on borrowings from the Federal Home Loan Bank of San Francisco increased $137 thousand. Average Federal Home Loan Bank of San Francisco borrowings outstanding in the current quarter were $30.0 million, compared to $8.8 million in the prior quarter

●

Interest expense on other term debt and junior subordinated debentures decreased $41 thousand. During the second quarter of 2019 we completed the early repayment and termination of our senior debt agreement.

Provision for loan and lease losses

As illustrated in Table 10, the nonaccrual status of a $10.3 million commercial real estate loan has resulted in a deterioration in our asset quality metrics. However, net loan loss recoveries totaled $203 thousand for the current quarter and no provision for loan and lease losses was necessary. There was no provision for loan and lease losses in the first quarter of 2019.

Noninterest Income

Noninterest income for the three months ended June 30, 2019 increased $43 thousand, the increase was not concentrated in any one item.

Noninterest Expense

Noninterest expense for the three months ended June 30, 2019 decreased $1.3 million. The decrease was due to a $1.6 million decrease in acquisition costs partially offset by $464 thousand increase in name change costs.

The Company’s efficiency ratio was 65.9% for the second quarter of 2019 (60.1% (non-GAAP) exclusive of non-recurring acquisition and name change costs). The ratio during the prior quarter was 77.7% (64.0% exclusive of acquisition costs). Management believes the efficiency ratio exclusive of non-recurring acquisition and name change cost is a useful measure because it provides more meaningful period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the Company’s performance.

Income Tax Provision

For the three months ended June 30, 2019, our income tax provision of $1.3 million on pre-tax income of $5.0 million was an effective tax rate of 26.9%. The income tax provision for the prior quarter of $832 thousand on pre-tax income of $3.1 million was an effective tax rate of 26.5%. The current and prior quarter include $28 thousand and $150 thousand, respectively, of acquisition costs which are not tax deductible.

Earnings Per Share

Diluted earnings per share were $0.20 for the three months ended June 30, 2019 compared with diluted earnings per share of $0.22 for the same period a year ago and diluted earnings per share of $0.13 for the prior period. Net income and weighted average shares used to calculate earnings per share – diluted are summarized in Table 8 presented earlier in this press release.

TABLE 9a
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)

	For The Three Months Ended
	June 30, 2019			June 30, 2018			March 31, 2019
	Average		Yield /	Average		Yield /	Average		Yield /
	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$1,028,187	$12,847	5.01%	$922,687	$11,164	4.85%	$993,261	$12,031	4.91%
Taxable securities	249,907	1,733	2.78%	206,247	1,278	2.49%	253,068	1,764	2.83%
Tax-exempt securities	39,501	328	3.33%	50,306	413	3.29%	50,454	387	3.11%
Interest-bearing deposits in other banks	35,605	219	2.47%	29,041	135	1.86%	40,223	245	2.47%
Average interest-earning assets	1,353,200	15,127	4.48%	1,208,281	12,990	4.31%	1,337,006	14,427	4.38%
Cash and due from banks	21,942			19,880			21,392
Premises and equipment, net	15,819			14,167			14,581
Goodwill and core deposit intangible, net	16,995			1,943			11,872
Other assets	42,769			32,426			41,009
Average total assets	$1,450,725			$1,276,697			$1,425,860

Interest-bearing liabilities:
Interest-bearing demand	$238,840	129	0.22%	$225,927	80	0.14%	$243,376	126	0.21%
Money market	296,326	380	0.51%	241,724	135	0.22%	293,396	289	0.40%
Savings	139,307	123	0.35%	107,108	64	0.24%	131,081	111	0.34%
Certificates of deposit	164,084	497	1.21%	170,824	488	1.15%	167,463	490	1.19%
Federal Home Loan Bank of San Francisco borrowings	30,000	192	2.57%	55,275	267	1.94%	8,778	55	2.54%
Other borrowings net of unamortized debt issuance costs	10,841	201	7.44%	15,614	279	7.17%	12,889	239	7.52%
Junior subordinated debentures	10,310	110	4.28%	10,310	97	3.77%	10,310	113	4.44%
Average interest-bearing liabilities	889,708	1,632	0.74%	826,782	1,410	0.68%	867,293	1,423	0.67%
Noninterest-bearing demand	379,173			309,199			388,410
Other liabilities	18,246			12,535			17,452
Shareholders’ equity	163,598			128,181			152,705
Average liabilities and shareholders’ equity	$1,450,725			$1,276,697			$1,425,860
Net interest income and net interest margin (4)		$13,495	4.00%		$11,580	3.84%		$13,004	3.94%
Tax equivalent net interest margin (3)			4.03%			3.88%			3.98%

(1) Interest income on loans includes deferred fees and costs of approximately $91 thousand, $145 thousand and $181 thousand for the three months ended June 30, 2019 and 2018 and March 31, 2019, respectively.

(2) Net loans includes average nonaccrual loans of $13.7 million, $4.2 million and $8.5 million for the three months ended June 30, 2019 and 2018 and March 31, 2019, respectively.

(3) Tax-exempt income has been adjusted to tax equivalent basis at a 21% tax rate for 2019 and 2018. The amount of such adjustments was an addition to recorded income of approximately $87 thousand, $110 thousand and $103 thousand for the three months ended June 30, 2019 and 2018 and March 31, 2019, respectively.

(4) Net interest margin is annualized net interest income expressed as a percentage of average interest-earning assets.
(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 9b
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)

	For The Six Months Ended
	June 30, 2019			June 30, 2018
	Average		Yield /	Average		Yield /
	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$1,010,821	$24,878	4.96%	$903,389	$21,893	4.89%
Taxable securities	251,479	3,497	2.80%	205,777	2,487	2.44%
Tax-exempt securities	44,947	715	3.21%	55,021	876	3.21%
Interest-bearing deposits in other banks	37,930	464	2.47%	30,967	264	1.72%
Average interest-earning assets	1,345,177	29,554	4.43%	1,195,154	25,520	4.31%
Cash and due from banks	21,640			18,767
Premises and equipment, net	15,203			14,361
Goodwill and core deposit intangible, net	14,447			1,971
Other assets	41,894			32,457
Average total assets	$1,438,361			$1,262,710

Interest-bearing liabilities:
Interest-bearing demand	$241,095	255	0.21%	$230,075	169	0.15%
Money market	294,869	669	0.46%	238,963	267	0.23%
Savings	135,217	234	0.35%	108,907	123	0.23%
Certificates of deposit	165,764	987	1.20%	176,332	983	1.12%
Federal Home Loan Bank of San Francisco borrowings	19,448	247	2.56%	33,978	314	1.86%
Other borrowings net of unamortized debt issuance costs	11,859	440	7.48%	16,069	560	7.03%
Junior subordinated debentures	10,310	223	4.36%	10,310	179	3.50%
Average interest-bearing liabilities	878,562	3,055	0.70%	814,634	2,595	0.64%
Noninterest-bearing demand	383,766			308,304
Other liabilities	17,851			12,144
Shareholders’ equity	158,182			127,628
Average liabilities and shareholders’ equity	$1,438,361			$1,262,710
Net interest income and net interest margin (4)		$26,499	3.97%		$22,925	3.87%
Tax equivalent net interest margin (3)			4.00%			3.91%

(1) Interest income on loans includes deferred fees and costs of approximately $272 thousand and $282 thousand for the six months ended June 30, 2019 and 2018, respectively.
(2) Net loans includes average nonaccrual loans of $11.1 million and $4.5 million for the six months ended June 30, 2019 and 2018, respectively.

(3) Tax-exempt income has been adjusted to tax equivalent basis at a 21% tax rate for 2019 and 2018. The amount of such adjustments was an addition to recorded income of approximately $190 thousand and $233 thousand for the six months ended June 30, 2019 and 2018, respectively.

(4) Net interest margin is annualized net interest income expressed as a percentage of average interest-earning assets.
(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 10
ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD AND IMPAIRED LOAN TOTALS - UNAUDITED
(amounts in thousands)

	For The Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Beginning balance ALLL	$12,242	$12,292	$12,392	$12,388	$12,295
Provision for loan and lease losses	—	—	—	—	—
Loans charged-off	(659)	(348)	(279)	(198)	(382)
Loan loss recoveries	862	298	179	202	475
Ending balance ALLL	$12,445	$12,242	$12,292	$12,392	$12,388

	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2019	2019	2018	2018	2018
Nonaccrual loans:
Commercial	$194	$1,018	$959	$899	$1,358
Real estate - construction and land development	—	—	—	—	—
Real estate - commercial non-owner occupied	10,690	10,878	—	—	—
Real estate - commercial owner occupied	—	—	548	—	—
Real estate - residential - ITIN	2,389	2,392	2,388	2,571	2,613
Real estate - residential - 1-4 family mortgage	217	182	185	179	184
Real estate - residential - equity lines	—	42	43	44	44
Consumer and other	22	23	23	24	33
Total nonaccrual loans	13,512	14,535	4,146	3,717	4,232
Accruing troubled debt restructured loans:
Commercial	1,092	1,187	1,224	1,291	1,420
Real estate - commercial non-owner occupied	791	793	795	797	799
Real estate - residential - ITIN	4,300	4,342	4,484	4,535	4,592
Real estate - residential - equity lines	242	358	363	367	372
Total accruing troubled debt restructured loans	6,425	6,680	6,866	6,990	7,183

All other accruing impaired loans	—	—	—	—	—

Total impaired loans	$19,937	$21,215	$11,012	$10,707	$11,415

Gross loans outstanding at period end	$1,036,724	$1,034,606	$946,251	$927,480	$936,816

Impaired loans to gross loans	1.92%	2.05%	1.16%	1.15%	1.22%
Nonaccrual loans to gross loans	1.30%	1.40%	0.44%	0.40%	0.45%

Allowance for loan and lease losses as a percent of:
Gross loans	1.20%	1.18%	1.30%	1.34%	1.32%
Nonaccrual loans	92.10%	84.22%	296.48%	333.39%	292.72%
Impaired loans	62.42%	57.70%	111.62%	115.74%	108.52%

We continue to monitor credit quality and adjust the ALLL to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. As illustrated in Table 10, the nonaccrual status of a $10.3 million commercial real estate loan has resulted in a deterioration in our asset quality metrics for the first two quarters of 2019. Net loan loss recoveries totaled $203 thousand for the quarter ended June 30, 2019 and no provision for loan and lease losses was necessary for the quarter. There was no provision for loan and lease loss during the prior quarter or during the same quarter a year ago.

The loans acquired from Merchants were recorded at fair value which included a discount for credit risk which is not a part of the ALLL. As a result, our ALLL as a percentage of gross loans declined to 1.20% as of June 30, 2019 compared to 1.32% as of June 30, 2018 and increased compared to 1.18% as of March 31, 2019.

Based on the Bank’s ALLL methodology, which uses criteria such as risk factors and historical loss rates, and given the ongoing improvements in asset quality, management believes the Company’s ALLL is adequate at June 30, 2019. There is, however, no assurance that future loan and lease losses will not exceed the levels provided for in the ALLL and could possibly result in future charges to the provision for loan and lease losses.

At June 30, 2019, the recorded investment in loans classified as impaired totaled $19.9 million, with a corresponding specific reserve of $727 thousand compared to impaired loans of $11.4 million with a corresponding specific reserve of $1.2 million at June 30, 2018 and impaired loans of $21.2 million, with a corresponding specific reserve of $1.4 million at March 31, 2019. The increase in loans classified as impaired compared to the same period a year ago results from one $10.3 million commercial real estate loan.

TABLE 11
TROUBLED DEBT RESTRUCTURINGS - UNAUDITED
(amounts in thousands)

	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2019	2019	2018	2018	2018
Nonaccrual	$1,828	$2,725	$2,693	$2,720	$3,218
Accruing	6,425	6,680	6,866	6,990	7,183
Total troubled debt restructurings	$8,253	$9,405	$9,559	$9,710	$10,401

Troubled debt restructurings as a percentage of total gross loans	0.80%	0.91%	1.01%	1.05%	1.11%

There were two new troubled debt restructurings to grant a payment deferral modification and a maturity modification during the three months ended June 30, 2019. As of June 30, 2019, we had 103 restructured loans that qualified as troubled debt restructurings, of which 101 were performing according to their restructured terms.

TABLE 12
NONPERFORMING ASSETS - UNAUDITED
(amounts in thousands)

	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2019	2019	2018	2018	2018
Total nonaccrual loans	$13,512	$14,535	$4,146	$3,717	$4,232
90 days past due and still accruing	—	—	—	—	—
Total nonperforming loans	13,512	14,535	4,146	3,717	4,232

Other real estate owned ("OREO")	—	34	31	136	140
Total nonperforming assets	$13,512	$14,569	$4,177	$3,853	$4,372

Nonperforming loans to gross loans	1.30%	1.40%	0.44%	0.40%	0.45%
Nonperforming assets to total assets	0.94%	0.99%	0.32%	0.29%	0.34%

The following table summarizes as of June 30, 2019 when loans are projected to reprice by year and rate index.

TABLE 13
LOANS BY RATE INDEX AND PROJECTED REPAYMENT - UNAUDITED
(amounts in thousands)
At June 30, 2019

						Years 6
						Through	Beyond
	Year 1	Year 2	Year 3	Year 4	Year 5	Year 10	Year 10	Total
Rate Index:
Fixed	$48,588	$56,475	$47,676	$62,631	$41,420	$160,327	$35,466	$452,583
Variable:
Prime	107,931	2,634	6,032	7,495	9,420	1,737	—	135,249
5 Year Treasury	29,766	29,299	81,885	89,985	67,317	38,093	—	336,345
7 Year Treasury	892	943	11,370	4,855	5,671	14,005	—	37,736
1 Year LIBOR	23,347	—	—	—	—	—	—	23,347
Other Indexes	8,328	1,943	4,503	2,082	1,496	19,682	1,923	39,957
Nonaccrual	1,515	10,019	292	277	256	826	327	13,512
Total	$220,367	$101,313	$151,758	$167,325	$125,580	$234,670	$37,716	$1,038,729

TABLE 14
UNAUDITED CONSOLIDATED
BALANCE SHEET
(amounts in thousands, except per share data)

	At June 30,		Change		At March 31,
	2019	2018	$	%	2019
Assets:
Cash and due from banks	$21,306	$23,996	$(2,690)	(11%)	$32,104
Interest-bearing deposits in other banks	19,319	15,690	3,629	23%	30,425
Total cash and cash equivalents	40,625	39,686	939	2%	62,529

Securities available-for-sale, at fair value	285,819	247,639	38,180	15%	294,117
Loans, net of deferred fees and costs	1,038,729	938,579	100,150	11%	1,036,598
Allowance for loan and lease losses	(12,445)	(12,388)	(57)	—%	(12,242)
Net loans	1,026,284	926,191	100,093	11%	1,024,356

Premises and equipment, net	15,836	13,908	1,928	14%	15,391
Other real estate owned	—	140	(140)	(100%)	34
Life insurance	23,449	22,155	1,294	6%	23,294
Deferred tax asset, net	4,791	7,815	(3,024)	(39%)	6,072
Goodwill and core deposit intangible, net	16,900	1,920	14,980	780%	17,094
Other assets	28,282	22,050	6,232	28%	28,604
Total assets	$1,441,986	$1,281,504	$160,482	13%	$1,471,491

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$397,349	$316,347	$81,002	26%	$385,696
Demand - interest-bearing	238,175	217,674	20,501	9%	241,292
Money market	300,847	247,413	53,434	22%	311,853
Savings	138,591	106,170	32,421	31%	139,237
Certificates of deposit	160,556	166,925	(6,369)	(4%)	170,216
Total deposits	1,235,518	1,054,529	180,989	17%	1,248,294

Term debt:
Federal Home Loan Bank of San Francisco borrowings	—	60,000	(60,000)	(100%)	20,000
Other borrowings	10,000	15,296	(5,296)	(35%)	12,596
Unamortized debt issuance costs	(67)	(115)	48	(42%)	(79)
Net term debt	9,933	75,181	(65,248)	(87%)	32,517

Junior subordinated debentures	10,310	10,310	—	—%	10,310
Other liabilities	18,372	11,406	6,966	61%	18,272
Total liabilities	1,274,133	1,151,426	122,707	11%	1,309,393

Shareholders' equity:
Common stock	72,087	52,043	20,044	39%	71,966
Retained earnings	93,363	81,475	11,888	15%	90,626
Accumulated other comprehensive income (loss), net of tax	2,403	(3,440)	5,843	(170%)	(494)
Total shareholders' equity	167,853	130,078	37,775	29%	162,098

Total liabilities and shareholders' equity	$1,441,986	$1,281,504	$160,482	13%	$1,471,491

Total interest-earning assets	$1,340,456	$1,206,791	$133,665	11%	$1,361,841
Shares outstanding	18,214	16,318	1,896	12%	18,213
Book value per share	$9.22	$7.97	$1.25	16%	$8.90
Tangible book value per share (1)	$8.29	$7.85	$0.44	6%	$7.96

(1) Book value per share is computed by dividing total shareholders’ equity by shares outstanding. Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

TABLE 15
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended					For The Six Months Ended
	June 30,		Change		March 31,	June 30,
	2019	2018	$	%	2019	2019	2018
Interest income:
Interest and fees on loans	$12,847	$11,164	$1,683	15%	$12,031	$24,878	$21,893
Interest on taxable securities	1,733	1,278	455	36%	1,764	3,497	2,487
Interest on tax-exempt securities	328	413	(85)	(21%)	387	715	876
Interest on interest-bearing deposits in other banks	219	135	84	62%	245	464	264
Total interest income	15,127	12,990	2,137	16%	14,427	29,554	25,520
Interest expense:
Interest on demand deposits	129	80	49	61%	126	255	169
Interest on money market	380	135	245	181%	289	669	267
Interest on savings	123	64	59	92%	111	234	123
Interest on certificates of deposit	497	488	9	2%	490	987	983
Interest on Federal Home Loan Bank of San Francisco borrowings	192	267	(75)	(28%)	55	247	314
Interest on other borrowings	201	279	(78)	(28%)	239	440	560
Interest on junior subordinated debentures	110	97	13	13%	113	223	179
Total interest expense	1,632	1,410	222	16%	1,423	3,055	2,595
Net interest income	13,495	11,580	1,915	17%	13,004	26,499	22,925
Provision for loan and lease losses	—	—	—	—%	—	—	—
Net interest income after provision for loan and lease losses	13,495	11,580	1,915	17%	13,004	26,499	22,925
Noninterest income:
Service charges on deposit accounts	187	175	12	7%	168	355	351
ATM and point of sale fees	318	300	18	6%	265	583	566
Fees on payroll and benefit processing	157	146	11	8%	171	328	315
Life insurance	155	127	28	22%	129	284	256
Gain on investment securities, net	33	4	29	725%	92	125	40
Federal Home Loan Bank of San Francisco dividends	124	95	29	31%	121	245	175
Gain on sale of OREO	18	—	18	100%	23	41	16
Other income	108	115	(7)	(6%)	88	196	225
Total noninterest income	1,100	962	138	14%	1,057	2,157	1,944

TABLE 15 - CONTINUED
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended					For The Six Months Ended
	June 30,		Change		March 31,	June 30,
	2019	2018	$	%	2019	2019	2018
Noninterest expense:
Salaries and related benefits	5,146	4,513	633	14%	5,729	10,875	9,368
Premises and equipment	945	1,016	(71)	(7%)	992	1,937	2,087
Federal Deposit Insurance Corporation insurance premium	95	93	2	2%	100	195	189
Data processing fees	621	471	150	32%	559	1,180	903
Professional service fees	535	314	221	70%	303	838	659
Telecommunications	180	178	2	1%	173	353	394
Acquisition	376	—	376	100%	1,930	2,306	—
Other expenses	1,713	1,086	627	58%	1,137	2,850	2,104
Total noninterest expense	9,611	7,671	1,940	25%	10,923	20,534	15,704
Income before provision for income taxes	4,984	4,871	113	2%	3,138	8,122	9,165
Provision for income taxes	1,340	1,253	87	7%	832	2,172	2,306
Net income	$3,644	$3,618	$26	1%	$2,306	$5,950	$6,859

Basic earnings per share	$0.20	$0.22	$(0.02)	(9%)	$0.13	$0.33	$0.42
Average basic shares	18,134	16,245	1,889	12%	17,489	17,816	16,237
Diluted earnings per share	$0.20	$0.22	$(0.02)	(9%)	$0.13	$0.33	$0.42
Average diluted shares	18,194	16,325	1,869	11%	17,552	17,878	16,319

TABLE 16
UNAUDITED CONDENSED CONSOLIDATED
QUARTERLY AVERAGE BALANCE SHEETS
(amounts in thousands)

	For The Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Earning assets:
Loans	$1,028,187	$993,261	$923,409	$930,863	$922,687
Taxable securities	249,907	253,068	218,137	199,883	206,247
Tax-exempt securities	39,501	50,454	42,868	48,561	50,306
Interest-bearing deposits in other banks	35,605	40,223	75,295	50,397	29,041
Total earning assets	1,353,200	1,337,006	1,259,709	1,229,704	1,208,281

Cash and due from banks	21,942	21,392	22,447	21,834	19,880
Premises and equipment, net	15,819	14,581	13,331	13,768	14,167
Goodwill and core deposit intangible, net	16,995	11,872	1,842	1,888	1,943
Other assets	42,769	41,009	31,488	33,084	32,426
Total assets	$1,450,725	$1,425,860	$1,328,817	$1,300,278	$1,276,697

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$379,173	$388,410	$367,457	$343,948	$309,199
Demand - interest-bearing	238,840	243,376	257,227	235,664	225,927
Money market	296,326	293,396	265,190	259,242	241,724
Savings	139,307	131,081	110,934	107,349	107,108
Certificates of deposit	164,084	167,463	157,035	163,302	170,824
Total deposits	1,217,730	1,223,726	1,157,843	1,109,505	1,054,782

Federal Home Loan Bank of San Francisco borrowings	30,000	8,778	—	22,283	55,275
Other borrowings net of unamortized debt issuance costs	10,841	12,889	13,785	14,681	15,614
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	18,246	17,452	12,846	12,000	12,535
Total liabilities	1,287,127	1,273,155	1,194,784	1,168,779	1,148,516

Shareholders' equity	163,598	152,705	134,033	131,499	128,181
Liabilities & shareholders' equity	$1,450,725	$1,425,860	$1,328,817	$1,300,278	$1,276,697

TABLE 17
UNAUDITED CONDENSED CONSOLIDATED
YEAR TO DATE AVERAGE BALANCE SHEETS
(amounts in thousands)

	For the Six Months Ended		For the Twelve Months Ended
	June 30,	June 30,	December 31,	December 31,	December 31,
	2019	2018	2018	2017	2016
Earning assets:
Loans	$1,010,821	$903,389	$915,360	$818,119	$752,938
Taxable securities	251,479	205,777	207,407	165,333	120,884
Tax-exempt securities	44,947	55,021	50,330	74,231	75,303
Interest-bearing deposits in other banks	37,930	30,967	47,038	66,872	58,668
Total earning assets	1,345,177	1,195,154	1,220,135	1,124,555	1,007,793

Cash and due from banks	21,640	18,767	20,468	18,301	15,831
Premises and equipment, net	15,203	14,361	13,952	15,567	15,078
Goodwill and core deposit intangible, net	14,447	1,971	1,917	2,136	1,888
Other assets	41,894	32,457	32,369	37,692	39,160
Total assets	$1,438,361	$1,262,710	$1,288,841	$1,198,251	$1,079,750

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$383,766	$308,304	$332,197	$289,735	$226,368
Demand - interest-bearing	241,095	230,075	238,328	209,792	172,011
Money market	294,869	238,963	250,685	224,913	202,159
Savings	135,217	108,907	109,025	111,376	104,771
Certificates of deposit	165,764	176,332	168,183	205,648	221,074
Total deposits	1,220,711	1,062,581	1,098,418	1,041,464	926,383

Federal Home Loan Bank of San Francisco borrowings	19,448	33,978	22,466	302	17,856
Other borrowings net of unamortized debt issuance costs	11,859	16,069	15,143	17,981	19,430
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	17,851	12,144	12,286	12,293	13,217
Total liabilities	1,280,179	1,135,082	1,158,623	1,082,350	987,196

Shareholders' equity	158,182	127,628	130,218	115,901	92,554
Liabilities & shareholders' equity	$1,438,361	$1,262,710	$1,288,841	$1,198,251	$1,079,750

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Sacramento, California and is the parent company for Merchants Bank of Commerce. The Bank is an FDIC-insured California banking corporation providing community banking and financial services through twelve locations in northern California. The Bank was incorporated as a California banking corporation on November 25, 1981 and opened for business on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (916) 677-5800

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (916) 677-5825

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

Andrea M. Newburn, Vice President and Senior Administrative Officer / Corporate Secretary

Telephone Direct (530) 722-3959